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                                                                    Exhibit 10.1


                             IMAGEWARE SYSTEMS, INC.
                              EMPLOYMENT AGREEMENT
                            (AMENDED SEPTEMBER 2000)


         THIS EMPLOYMENT AGREEMENT ("Agreement"), which was entered into as of January 1, 1996 by and between ImageWare Systems, Inc., a California Corporation (herein the "Company") and S. James Miller, Jr. (herein "Miller"), and replaced the Employment Agreement entered into with Miller as of January 1, 1995, is hereby amended to read in full as hereinafter set forth.

         It is hereby agreed as follows:

         1. EMPLOYMENT AND TERM. The Company hereby employs Miller as Chairman, President and Chief Executive Officer of the company, and Miller agrees to his employment by the Company as its Chairman, President and Chief Executive Officer, the term of which employment shall be a period of three years commencing September 21, 2000 and ending September 21, 2003.

         2. DUTIES. During the term of this Agreement, Miller shall devote substantially all of his working time, energies and skills to the management of the Company's business. Miller shall render services consistent with those of the Chief Executive Officer of a corporation and shall perform all duties incident to such office and all such further similar duties that may from time to time be assigned to him by the Board of Directors of the Company.

         3. COMPENSATION. Miller's compensation under this Agreement shall be as follows:

                  (a) BASE SALARY. The Company shall pay to Miller, a base salary (the "Base Salary") of $234,000 per year from September 21, 2000 through September 21, 2003, subject to periodic review by the Compensation Committee of the Board. In addition, each year during the term of this Agreement, Miller shall receive a cost-of-living increase equal to the percentage by which the Consumer Price Index applicable to the San Diego area increased during the prior fiscal year. Such Base Salary shall be payable in semi-monthly installments in accordance with the regular employee payment practice of the Company. All payments shall be subject to the deduction of payroll taxes and similar assessments as required by law.

                  (b) BONUS. In addition to his Base Salary, Miller shall be eligible to participate in any Company Bonus Plan, adopted from time to time by the Board of Directors.

         4. EXPENSES AND BENEFITS. Miller is authorized to incur reasonable expenses in connection with the business of the Company, including expenses for


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entertainment, travel and similar matters. The Company will reimburse Miller for such expenses upon presentation by Miller of such accounts and records as the Company shall from time to time reasonably require. The Company also agrees to provide Miller with the following benefits:

                  (a) INSURANCE. Major medical health insurance and disability insurance which shall provide not less than two-thirds of Miller's then current Base Salary in disability payments commencing three months after permanent or partial disability occurs and life group or term life insurance in an amount equal to two times Miller's Base Salary.

                  (b) EMPLOYEE BENEFIT PLANS. Participation in any other employee benefit plans now existing or hereafter adopted by the Company for its employees.

                  (c) VACATIONS. Miller shall be entitled to a paid vacation for a period in each calendar year of not less than four weeks, to be taken at such times as mutually agreed with the Company.

                  (d) PHYSICAL EXAMINATION. Not more than once every two years, Miller shall be entitled to receive a physical examination at Company expense; and at the Company's request, will take a physical examination annually and provide the results to the Company.

         5. TERMINATION. Except as otherwise provided herein, this Agreement shall terminate upon the first to occur of the expiration of the term provided for in Section 1 or the death of Miller. However, nothing contained in this
Section 5 shall be construed to abrogate the obligations of the Company to Miller, or his personal representative, or his heirs, as the case may be, in respect of all rights which shall accrue prior or subsequent to termination.

         6. DISABILITY. In the event that Miller becomes permanently disabled during the term of this Agreement, then Miller shall continue in the employ of the Company, but his compensation hereunder shall be limited to the amount of his Base Salary then in effect, as set forth in Section 3(a) hereof, which compensation shall be reduced by any amounts which Miller receives from worker's compensation, social security, state disability programs or the disability insurance provided by the Company to Miller. In such event, Miller's employment hereunder shall continue after his permanent disability and until the first to occur of (a) the expiration of the term specified in Section 1, or (b) the death of Miller; and during such period of time Miller shall not be entitled to payment of expenses or benefits specified in Section 4 hereof, except that the Company shall continue to provide Miller with the insurance benefits specified in Section 4 hereof.

                  (a) DEFINITION OF DISABILITY. As used in this Agreement, the term "permanent disability" shall mean three (3) months of substantially continuous disability. Disability shall be deemed "substantially continuous" if, as a practical matter, Miller by reason of his mental or physical health, is unable to sustain reasonably long periods of substantial performance of his duties. Frequent long illnesses, though different from the preceding illness and though separated by relatively short periods of performance, may be deemed to be "substantially continuous." Disability shall be determined in good faith by a vote of not less than 75% of the Board of Directors of the Company, excluding Miller if he


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is a director, whose decision shall be final and binding upon Miller. Miller hereby consents to medical examinations by such physicians and medical consultants, as the Company shall from time to time require.


         7. TERMINATION BY COMPANY FOR CAUSE. The Company shall have the right to terminate Miller's employment as Chairman, President, and Chief Executive Officer of the Company for "Cause," in which event no compensation shall be paid or other benefits furnished to Miller after termination for Cause. Whether Cause exists shall be determined in good faith by the Board of Directors of Company and shall require a vote of note less than 75% of such Directors, excluding Miller if he is a director. Termination for Cause shall be effective immediately upon notice being sent to Miller.

                  (i) DEFINITION OF CAUSE. For purposes of this Agreement, the term "Cause" shall mean (1) any material act of dishonesty by Miller against the Company; or (2) willful misconduct or gross negligence by Miller in carrying out his duties as Chairman, President, and Chief Executive Officer of the Company; or (3) material breach of this Agreement by Miller; or (4) misconduct by Miller, such as intoxication on the job, use of illegal drugs, insubordination or other misconduct which has a substantial adverse effect on the business of the Company, or (5) other circumstances indicative of Miller's failure materially to comply with the terms of his employment and which have had or may have a substantial adverse effect on the business of the Company.

         8. TERMINATION BY COMPANY OTHER THAN FOR CAUSE. The Company shall have the right to terminate Miller's employment as of or prior to its normal expiration under this Agreement, without cause. In the event Miller's employment is terminated effective prior to expiration of the term of his employment, then the Company shall: (a) pay Miller in one lump sum, an amount equal to the full amount of his Base Salary from the date of termination through the remainder of the term of this Agreement; (b) vest all unvested options with sixty (60) days to exercise same and, (c) continue all benefits specified in Section 4 for the term of this Agreement.

         9. RESIGNATION BY MILLER FOR CAUSE - CHANGE IN CONTROL OR DIMINUTION IN DUTIES. In the event that there is a change in Control of the Company or in the event that the Board of Directors materially reduces the scope and/or authority of Miller's duties as President, Chief Executive Officer of the Company, then Miller, within 30 days of such Change in Control, may terminate his employment as of a date not more than 60 days from the date of such Change in Control, by giving the Company 30 days advance written notice. In such event, Miller shall be entitled to payment of his entire unpaid Base Salary for the remaining term of this Agreement, which Base Salary shall be paid to him in one lump sum in addition to, immediate vesting of all unvested options with, sixty days to exercise same, and continuation of all benefits specified in Section 4 for a period of three (3) years.

                  (a) As used in this Agreement, the term "Change of Control" shall mean the occurrence of any of the following events during the term hereof:

                           (i) Any "person" (such as that term is used in
Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or


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becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, or securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities; or

                           (ii) Any merger or consolidation of the Company with
any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent 50% or more of the total voting power represented by the Company's then outstanding voting securities (either by remaining outstanding or by being converted into voting securities of the Company or such other surviving entity outstanding immediately after such merger or consolidation); or

                           (iii) A majority of the directors of the Company
which were not nominated by the Company's management (or were nominated by management pursuant to an agreement with persons that acquired sufficient voting securities of the Company to de facto control it) are elected to the Board of Directors by the Company's shareholders; or

                           (iv) the shareholders of the Company approve a plan
of complete liquidation of the Company or an agreement for the sale or disposition by the company of all or substantially all of the Company's assets.


         10. EVERGREEN EXTENSION OF AGREEMENT. On each anniversary of this Agreement, the term of this Agreement shall be automatically extended for an additional period of one year if notice of termination has not been given by the Company to Miller at least one year in advance of such anniversary date. The effect of this provision shall be that Miller's term of employment under this Agreement shall always be at least three years. For example, (a) if notice of termination of this Agreement is not given by December 31, 1996, then the term of Miller's employment shall be extended from December 31, 1998 until December 31, 1999; or (b) if notice of termination of this Agreement is given on September 30, 1997 and Miller is asked to leave the Company at such date, the term of Miller's employment shall be extended from December 31, 1999 to December 31, 2000 and he shall be paid through December 31, 2000.

         11. OFFICES IN SAN DIEGO. The Company agrees that if it moves its principal office out of San Diego County, then Miller will have the right to terminate this Agreement, in which event the Company shall pay Miller in one lump sum, an amount equal to the full amount of his Base Salary through the remainder of the term of this Agreement, vest all unvested options and continue benefits specified in Section 4 for the remaining term of this Agreement.

         12. INDEMNIFICATION. The Company shall enter into an Officers and Directors Indemnification Agreement with Miller that shall provide the Executive with the maximum amount of protection allowed under the laws of California to the extent that they are not inconsistent with the Company's Articles of Incorporation or Bylaws with respect to such subject matter.

         13. NO PROSELYTIZING OF EMPLOYEES. During the term of Miller's employment and for a period of 24 months following termination of his employment (for


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whatever reason), Miller shall not, on his own behalf or on behalf of any other person or entity, directly or indirectly, solicit or encourage any person then an employee of the Company to leave the employ of the Company for the purpose of forming of joining another business.

         14. NO SOLICITATION OF CUSTOMERS. During the term of Miller's employment and for a period of 24 months following termination of his employment (for whatever reason), Miller shall not, on his own behalf or on behalf of any other person or entity, directly or indirectly, solicit, entice away or divert any person or entity then a client of customer of the Company to become a client or customer of any other person or entity.

         15. GENERAL PROVISIONS.

                  (a) NOTICES. Any notices to be given hereunder by either party to the other shall be in writing and may be effected either by personal delivery or by fax, private courier, or certified mail, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses set forth below, but each party may change his or its address by written notice in accordance with this Section 15(a). Notices delivered personally shall be deemed communicated as of actual receipt; faxes, private courier deliveries or mailed notices shall be deemed communicated as of one day after faxing, delivery by a private courier or mailing.



                  If to Miller:

                           Mr. S. James Miller, Jr.
                           14395 Trailwind Road
                           Poway, California 92064


                  If to the Company:

                           ImageWare Systems, Inc.
                           10883 Thornmint Road
                           San Diego, CA  92127

                  (b) SEVERABILITY. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

                  (c) LAW GOVERNING AGREEMENT. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

                  (d) ASSIGNMENT. This Agreement shall inure to the benefit of and bind the parties hereto and their representative legal representatives, successors and assigns.


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                  IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.



                                                ImageWare Systems, Inc.




                                           By  /s/ Patrick J. Downs
                                             -----------------------------------
                                                   Patrick J. Downs
                                           For the Compensation Committee of
                                                 The Board of Directors




                                               /s/ S. James Miller, Jr.
                                             -----------------------------------
                                                   S. James Miller, Jr.